Exhibit 1.1

EXECUTION VERSION

GENERAL ELECTRIC CAPITAL CORPORATION
UNDERWRITING AGREEMENT
STANDARD PROVISIONS

December 5, 2012

Ladies and Gentlemen:

          General Electric Capital Corporation, a Delaware corporation (the “Company”), may from time to time enter into one or more underwriting agreements in the form attached as Exhibit A hereto (each an “Underwriting Agreement”) that provide for the sale of certain of its securities specified in the particular Underwriting Agreement (the “Securities”) specified in Schedule I to such Underwriting Agreement (with respect to such Underwriting Agreement, the “Firm Securities”). If specified in the Underwriting Agreement, the Company may grant to the Underwriters (as defined below) the right to purchase at their election an additional number of Securities, specified in such Underwriting Agreement (the “Optional Securities”). The Firm Securities and the Optional Securities, if any, which the Underwriters elect to purchase pursuant to the Underwriting Agreement are collectively called the “Designated Securities.” The basic provisions set forth herein to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Designated Securities. Each Underwriting Agreement will be entered into, with such additions and deletions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the “Representative”) for the particular issue of Designated Securities and will specify the underwriters participating in such offering (the “Underwriters,” which term shall include any Underwriter substituted pursuant to Section 9 hereof). The obligation of the Company to issue and sell any of the Designated Securities and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” The obligations of the Underwriters under this Agreement shall be several and not joint. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.

          The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and (i) if the Designated Securities are either senior or subordinated debt securities (“Debt Securities”), in or pursuant to the senior or subordinated indenture as applicable (the “Indenture”) identified in the Underwriting Agreement, (ii) if the Designated Securities are warrants (“Warrants”), in or pursuant to a warrant agreement (the “Warrant Agreement”) identified in the Underwriting Agreement and (iii) if the Designated Securities are debt securities subject to the warrants (“Warrant Debt Securities”), pursuant to the Indenture identified in the Underwriting Agreement. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

          An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933 (the “1933 Act”) in respect of the Designated Securities has been filed with the Securities and Exchange Commission (the “Commission”); the registration statement has become effective pursuant to the rules and regulations promulgated by the Commission under the 1933 Act (the “1933 Act Regulations”) and the Indentures filed as exhibits to the registration statement have been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”); and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company proposes to file pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the Designated Securities and reflecting the terms of the Designated Securities and plan of distribution arising from the Underwriting Agreement (the “Pricing Supplement”) and has previously advised the Underwriters of all information to be set forth therein. The term “Registration Statement” as used with respect to a particular issue of Designated Securities, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act as such section applies to the Company and the Underwriters for the Designated Securities pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the 1933 Act, to be part of the Registration Statement at the Effective Time. The term “Basic Prospectus” means the prospectus included in the Registration Statement exclusive of the Pricing Supplement. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement in the form first used in the offering of the Designated Securities. The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to the Designated Securities together with the Basic Prospectus. The term “Permitted Free Writing Prospectus” as used herein means the documents relating to the Designated Securities attached as Schedule II to the Underwriting Agreement for the Designated Securities (together with the Preliminary Prospectus, the “Pricing Disclosure Material”).

          All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, prior to the execution of the applicable Underwriting Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, after the execution of the applicable Underwriting Agreement.

          Section 1. Representations and Warranties.

          (A) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter named in the applicable Underwriting Agreement, as of the Pricing Effective Time (as defined below), as of the Closing Time (as defined below) and as of the Option Closing Time (as defined below) with respect to the Designated Securities as follows:

                    (1) each document filed by the Company pursuant to the 1934 Act which is incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Material (as defined below) complied when so filed in all material respects with the 1934 Act and the rules and regulations thereunder, and each document, if any, hereafter filed by the Company and so incorporated by reference in the Prospectus will comply in all material respects when so filed with the 1934 Act and the rules and regulations thereunder;

                    (2) at the Effective Time, the Registration Statement (and any amendments and supplements thereto, other than supplements relating only to securities other than the Designated Securities) will comply and when filed or at the Closing Time, the Prospectus (and any amendments and supplements thereto, other than supplements relating only to securities other than the Designated Securities) will comply, in all material respects with the 1933 Act and the 1933 Act Regulations;

                    (3) each Preliminary Prospectus, if any, relating to the Designated Securities filed pursuant to Rule 424 under the 1933 Act complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations;

                    (4) (i) at the Effective Time, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) at the Pricing Effective Time, the Pricing Disclosure Material (as defined below) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Prospectus as of the date of the Pricing Supplement will not, and the Prospectus (as amended or supplemented, other than as to supplements relating only to securities other than the Designated Securities) as of the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that these representations and warranties do not apply to (a) statements or omissions in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendments or supplements to the foregoing, or in the Pricing Disclosure Material, based upon information furnished to the Company in writing by any Underwriter expressly for use therein and (b) any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement;

                    (5) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act) filed within three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and the Company is a “well-known seasoned issuer” and is not an ineligible issuer in each case as defined in Rule 405 at the “determination dates” relevant to the offering and sale of the Designated Securities under the Registration Statement (as described in such definition); and

                    (6) the Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the 1933 Act and otherwise in compliance with the 1933 Act.

          Section 2. Pricing Effective Time; Sale and Delivery; Closing.

          (A) Effectiveness of Underwriting Agreement and Sales Confirmations. The Underwriting Agreement shall not be effective, and the Underwriters agree that no contracts of sale may be entered into by the Underwriters in respect of the Designated Securities, until the “Pricing Effective Time” specified in the Underwriting Agreement. The “Pricing Effective Time” shall occur and be confirmed by specification in the Underwriting Agreement. The documents and other information comprising the “Pricing Disclosure Material” shall be set forth in the Underwriting Agreement.

          (B) Delayed Delivery Contracts. Pursuant to the applicable Underwriting Agreement, the Company will agree to sell to the several Underwriters named in Schedule I thereto and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, will agree to purchase from the Company severally and not jointly, (i) the principal amounts of Debt Securities set forth opposite their names in Schedule I thereto, less their respective amounts of the Contract Debt Securities (as hereinafter defined), if any, determined as provided below, and/or (ii) Warrants to purchase the principal amounts of Warrant Debt Securities set forth opposite their names in Schedule I thereto, less their respective amounts of the Contract Warrants (as hereinafter defined), if any, determined as provided below, all at the respective purchase prices set forth in such Underwriting Agreement, plus accrued interest, if any, from the date set forth therein to the date of payment and delivery. Debt Securities and, if applicable, Warrants to be purchased pursuant to delayed delivery contracts are hereinafter referred to as “Contract Debt Securities” and “Contract Warrants,” respectively, and collectively as the “Contract Securities.”

          If so indicated in the applicable Underwriting Agreement, the Company may authorize the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth therein pursuant to delayed delivery contracts (hereinafter referred to as “Delayed Delivery Contracts”). Delayed Delivery Contracts are to be with institutional investors approved by the Company and described in the Prospectus. The aggregate principal amount of Contract Debt Securities and the aggregate principal amount of Warrant Debt Securities for which Contract Warrants are exercisable shall not exceed the respective amounts set forth in Schedule I to the applicable Underwriting Agreement. As of the Closing Time, the Company will pay to the Representative as compensation, for the accounts of the Underwriters, the fee specified in the applicable Underwriting Agreement in respect of all Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

          If the Designated Securities are Debt Securities, the deduction for the Contract Debt Securities referred to above shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts and such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total principal amount of Contract Debt Securities as the principal amount of Debt Securities set forth opposite the name of the respective Underwriter bears to the aggregate principal amount of Debt Securities set forth in Schedule I to the applicable Underwriting Agreement, except to the extent that the Representative determines that such deduction shall be otherwise than in such proportions, and so advises the Company in writing.

          If the Designated Securities are Warrants and Debt Warrant Securities, the deduction for the Contract Warrants referred to above shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts and such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total principal amount of Debt Warrant Securities for which Contract Warrants are exercisable as the principal amount of Debt Warrant Securities for which Warrants are exercisable as set forth opposite the name of the respective Underwriter bears to the aggregate principal amount of Debt Warrant Securities for which Warrants are exercisable as set forth in Schedule I to the applicable Underwriting Agreement, except to the extent that the Representative determines that such deduction shall be otherwise than in such proportions, and so advises the Company in writing.

          (C) Sales to Underwriters. The several commitments of the Underwriters to purchase the Designated Securities pursuant to the applicable Underwriting Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

          (D) Payment; Closing. Designated Securities to be purchased by each Underwriter pursuant to the Underwriting Agreement relating thereto, in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor in the funds and in the manner specified in such Underwriting Agreement, all at the place and time and date specified in such Underwriting Agreement or at such other place and time and date as the Representative and the Company may agree upon in writing, such time and date being herein called the “Closing Time” for such Designated Securities.

          In the event that the Underwriters exercise their option to purchase the Optional Securities, each Underwriter shall be entitled to purchase the number of Optional Securities which bears the same ratio to the aggregate number of Optional Securities being purchased as the number of Firm Securities of the same type of securities as the Optional Securities set forth opposite the name of such Underwriter on Schedule I to the applicable Underwriting Agreement bears to the aggregate number of Firm Securities of such type of Securities being purchased by the several Underwriters pursuant to such Underwriting Agreement, subject to adjustments to eliminate any fractional shares as the Representative in its sole discretion shall make. The purchase price for such Optional Securities shall be equal to the purchase price of the Firm Securities of the same type.

The Underwriters may exercise the option to purchase the Optional Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Underwriting Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the date, time and place for the delivery and payment of the Optional Securities which may be the same date, time and place as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (the “Option Closing Date”). Any such notice shall be given at least two business days prior to the date, time and place of delivery specified therein.

Concurrently with the delivery of and payment for the Designated Securities, the Company will deliver to the Representative for the accounts of the Underwriters a wire transfer to the order of the party designated in the Underwriting Agreement relating to such securities in the amount of any compensation payable by the Company to the Underwriters in respect of any Delayed Delivery Contracts as provided in paragraph (B) of this Section 2 and in the Underwriting Agreement related to such securities.

          Section 3. Covenants.

          (A) Covenants of the Company. The Company covenants with each Underwriter of the Designated Securities as follows:

                    (1) Compliance with Securities Regulations and Commission Requests. The Company will (i) comply in respect of the Designated Securities with the requirements of the 1933 Act Regulations, as applicable, and will promptly within the time periods specified therein effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the 1933 Act, and (ii) take such steps as it deems necessary to ascertain promptly whether the Prospectus or Permitted Free Writing Prospectus transmitted for filing under Rule 424 or Rule 433, as applicable, were received for filing by the Commission and, in the event that one was not, it will promptly file the Prospectus or, as provided in Rule 164, the Permitted Free Writing Prospectus, as applicable.

                    (2) Delivery of Registration Statements and Prospectuses. The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Time and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act (the “Prospectus Delivery Period”), as many copies of the Prospectus and any amendments thereof and supplements thereto as well as each Permitted Free Writing Prospectus (if applicable) as the Representative may reasonably request; provided, that the Company shall not be required to furnish copies of the Prospectus if the conditions of Rule 172(c) under the 1933 Act are satisfied by the Company.

                    (3) Continued Compliance with Securities Laws. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request, provided that the Company shall have no such obligation to furnish copies if the conditions of Rule 172(c) under the 1933 Act are satisfied by the Company.

                    (4) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.

                    (5) Earnings Statement. The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the date of each Underwriting Agreement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations.

          (B) Covenant of the Underwriters. Each Underwriter of the Designated Securities covenants with the Company that it has not made and will not make any offer relating to the Designated Securities that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Company pursuant to Rule 433; provided, that, if so specified in the Underwriting Agreement, the Underwriters will make no offer relating to the Designated Securities that will constitute a free writing prospectus, other than a Permitted Free Writing Prospectus, without the prior consent of the Company.

          Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees and any warrant agent, and their respective counsel, (iii) the qualification of the Designated Securities under state securities laws in accordance with the provisions of Section 3(A)(4) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (iv) the printing, to the extent required hereby, and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (v) the fees charged by nationally recognized statistical rating organizations for the rating of the Designated Securities and (vi) the fees and expenses incurred with respect to the listing, if any, of the Designated Securities.

          Section 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Designated Securities pursuant to the applicable Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (A) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus; and the Representative shall have received at the Closing Time and any Option Closing Time a certificate of the Company, dated the date of the Closing Time or the Option Closing Time and signed by an officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

          (B) At the Closing Time and any Option Closing Time, the Representative shall have received the opinions, relating to the Designated Securities and substantially to the effect set forth in Exhibits B and C hereto, dated such date, of Fred A. Robustelli, Esq., Associate General Counsel – Treasury, Gibson, Dunn & Crutcher LLP or such other person named in the Underwriting Agreement.

          (C) At the Closing Time and any Option Closing Time, the Representative shall have received the opinion, dated such date, of counsel for the Underwriters, relating to the Designated Securities and such other matters as the Representative may reasonably request.

          (D) At the Closing Time and any Option Closing Time, the Representative shall have received from KPMG LLP letters dated each such date containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

          (E) If the Designated Securities are Debt Securities secured by collateral, at the Closing Time and any Option Closing Time, the Representatives shall have received the opinion, dated such date, of Holland & Knight LLP, or such other counsel for the Company and the grantors of collateral named in the Underwriting Agreement relating to any security agreements, pledge agreements, mortgages or other security documentation pursuant to which liens on such collateral are created or governed, in form and substance reasonably satisfactory to the Underwriters and their counsel.

          (F) At the Closing Time and any Option Closing Time, the Representative shall have received the opinion, dated such date, of Cleary Gottlieb Steen & Hamilton LLP, or such other counsel for the Company, relating to tax matters, in form and substance reasonably satisfactory to the Underwriters and their counsel.

          (G) If the Designated Securities are Debt Securities secured by collateral, at the Closing Time and any Option Closing Time, the Representatives shall have received such certificates and other closing deliverables, as may be required or reasonably requested in connection with any security agreements, pledge agreements, mortgages or other security documentation pursuant to which liens on such collateral are created or governed.

          Section 6. Indemnification. (A) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the Prospectus (if used within the period set forth in paragraph (3) of Section 3(A) hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for the use therein; provided, however, that the foregoing indemnity with respect to any Preliminary Prospectus or any Permitted Free Writing Prospectus, the Pricing Disclosure Material or any Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities otherwise covered by this paragraph purchased Designated Securities, or to the benefit of any person controlling such Underwriter, if a copy of the Permitted Free Writing Prospectus or Prospectus (as then amended and supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required so to have been delivered, at or prior to the entry into the Contract of Sale of Designated Securities with such person, and if the Permitted Free Writing Prospectus or Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each Underwriter, (i) with reference to information furnished in writing by such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the Prospectus or any amendments or supplements thereto and (ii) arising from any other free writing prospectus prepared by such Underwriter, except to the extent arising from information furnished in writing by the Company expressly for use therein.

          Promptly after receipt by any person of notice of any claim or the institution of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall notify the person against whom such indemnity may be sought (the “indemnifying party”)

in writing and the indemnifying party shall be entitled to participate therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. If the indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Anything hereinabove to the contrary notwithstanding, any reference in this Section 6 to counsel reasonably satisfactory to, or designated by, the indemnified party shall mean (i) in the case of parties indemnified pursuant to the second preceding paragraph, counsel reasonably satisfactory to, or designated by, the Representative on behalf of all parties so indemnified pursuant to such paragraph and (ii) in the case of parties indemnified pursuant to the first preceding paragraph, counsel reasonable satisfactory to, or designated by, the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (B) Contribution. If the indemnification provided for in paragraph (A) of Section 6 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefit received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities, (ii) if an Underwriter is the indemnifying party, in such proportion as is appropriate to reflect the Underwriter’s relative fault on the one hand and that of the Company on the other hand in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefit (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefit received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i), (ii), and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provision of this paragraph (b) concerning contribution, no indemnifying party shall be required to make contribution in any circumstances in which such party would not have been required to provide indemnification by the terms of paragraph (a). Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the 1933 Act or other applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this section are several, in proportion to the respective amounts of Designated Securities underwritten by each of such Underwriters, and not joint.

          In the event that the indemnifying party is one or more of the Underwriters, then the Representative shall act on behalf of the indemnifying party with respect to receipt of notice, agreement as to retention of separate counsel and consent to settlement, and the indemnified party may rely upon the action of the Representative as binding upon each such indemnifying party for purposes of this section.

          Section 7. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Designated Securities. The provisions of Section 6 shall survive the termination or cancellation of this Agreement.

          Section 8. Termination. This Agreement shall be subject to termination in the discretion of a majority in interest of the Representative of a particular issue of Designated Securities at any time subsequent to the date of the applicable Underwriting Agreement and prior to the Closing Date by notice given to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by the appropriate authorities or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of a majority in interest of the Representative, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Designated Securities.

          Section 9. Default by One Or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Designated Securities which it or they are obligated to purchase under the applicable Underwriting Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (A) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Underwriting Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

          (B) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, such Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

          No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of the applicable Underwriting Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

          Section 10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them, at the address of the Representative described in the applicable Underwriting Agreement; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it, at 201 High Ridge Road, Stamford, Connecticut 06927; attention General Counsel.

          Section 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Company, the Representative and any other Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

          Section 12. Relationship. The Company and the Underwriters acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms-length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship.

          Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          Section 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

EXHIBIT A

UNDERWRITING AGREEMENT

December 5, 2012

General Electric Capital Corporation
201 High Ridge Road
Stamford, CT 06927

Attention:

Ladies and Gentlemen:

          We (the “Representative”) are acting on behalf of the underwriters named below (the “Underwriters”), and we understand that General Electric Capital Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $300,000,000 aggregate principal amount of Senior Secured Floating Rate Notes (the “floating rate notes”), $1,000,000,000 aggregate principal amount of 1.000% Senior Secured Notes due 2015 (the “2015 notes”) and $400,000,000 aggregate principal amount of 2.100% Senior Secured Notes due 2019 (the “2019 notes” and together with the floating rate notes and the 2015 notes, the “Notes”). The Notes are also referred to herein as the “Offered Securities.” The Notes will be issued pursuant to the provisions of the Indenture listed below (as such Indenture shall be supplemented to the date hereof) (the “Indenture”) between the Company and the Trustee named below (the “Trustee”).

          Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Notes set forth below opposite their names at a purchase price of 99.800% of the principal amount with respect to the floating rate notes, 99.700% of the principal amount with respect to the 2015 notes and 99.537% of the principal amount with respect to the 2019 notes, plus accrued interest, if any, from December 12, 2012 to the date of payment and delivery:

Name	Principal Amount of 2015 Notes	Principal Amount of 2019 Notes	Principal Amount of Floating Rate Notes

Goldman, Sachs & Co.	$500,000,000	$200,000,000	$150,000,000
Citigroup Global Markets Inc.	$400,000,000	$160,000,000	$120,000,000
BNP Paribas Securities Corp.	$50,000,000	$20,000,000	$15,000,000
Credit Agricole Securities (USA) Inc.	$50,000,000	$20,000,000	$15,000,000

Total	$1,000,000,000	$400,000,000	$300,000,000

Exh. A-1

          The Underwriters will pay for the Offered Securities upon delivery thereof at the location identified below at 10:00 a.m. (New York time) on December 12, 2012, or at such other time, not later than 3:00 p.m. (New York time) on December 12, 2012, as shall be agreed upon by the Company and the Representative. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

          The Offered Securities shall have the terms set forth in the Prospectus Supplement dated December 5, 2012, and the Permitted Free Writing Prospectus attached as Schedule II hereto, including the following:

Representative and address:	Goldman, Sachs & Co. 200 West Street New York, New York 10282-2198 Attention: Registration Department

Trustee:	The Bank of New York Mellon

Closing Date and Location:	December 12, 2012 at the offices of Clifford Chance US LLP 31 West 52nd Street New York, New York 10019

Pricing Effective Time:	4:30 P.M., New York City time, on the date of this Agreement

          The Offered Securities are to be offered to the public at the Initial Public Offering Price specified below:

	2015 Notes	2019 Notes	Floating Rate Notes

Initial Public Offering Price:	99.900% of the principal amount of the Notes (plus accrued interest from December 12, 2012)	99.922% of the principal amount of the Notes (plus accrued interest from December 12, 2012)	100.000% of the principal amount of the Notes (plus accrued interest from December 12, 2012)

          All provisions contained in the document entitled General Electric Capital Corporation Underwriting Agreement Standard Provisions dated December 5, 2012 (the “Standard Provisions”), are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

Exh. A-2

Notwithstanding the terms of the Standard Provisions, the Company agrees to pay the reasonable fees and disbursements of Clifford Chance US LLP, counsel for the Underwriters, in connection with the offering of the Offered Securities.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement as of the date first set forth above in the space set forth below.

Exh. A-3

Very truly yours,

GOLDMAN, SACHS & CO.

Acting severally on behalf of themselves and the several Underwriters named herein

By:	/s/ Michael Hickey

Name: Michael Hickey
Title: Vice President

[Signature Page – Underwriting Agreement]

ACCEPTED:

GENERAL ELECTRIC
CAPITAL CORPORATION

By:	/s/ Kathleen J. Yoh

Name: Kathleen J. Yoh
Title: Vice President & Assistant Treasurer

[Signature Page – Underwriting Agreement]

SCHEDULE I

DEBT SECURITIES

Underwriter	Principal Amount of 2015 Notes	Principal Amount of 2019 Notes	Principal Amount of Floating Rate Notes

Goldman, Sachs & Co.	$500,000,000	$200,000,000	$150,000,000

Citigroup Global Markets Inc.	$400,000,000	$160,000,000	$120,000,000

BNP Paribas Securities Corp.	$50,000,000	$20,000,000	$15,000,000

Credit Agricole Securities (USA) Inc.	$50,000,000	$20,000,000	$15,000,000

Total	$1,000,000,000	$400,000,000	$300,000,000

Sch. I-1

SCHEDULE II

Attached Permitted Free Writing Prospectuses

Filed Pursuant to Rule 433

Dated December 5, 2012

Registration Statement No. 333-178262

GENERAL ELECTRIC CAPITAL CORPORATION

1.000% SENIOR SECURED NOTES due 2015

Investing in these notes involves risks. See “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and in the Prospectus and Prospectus Supplement pursuant to which these notes are issued.

Issuer:	General Electric Capital Corporation

Trade Date:	December 5, 2012

Settlement Date (Original Issue Date):	December 12, 2012

Maturity Date:	December 11, 2015

Principal Amount:	US $1,000,000,000

Price to Public (Issue Price):	99.900%

Structuring Agent Fee	0.10%

Agents Commission:	0.20%

All-in Price:	99.600%

Net Proceeds to Issuer:	US $996,000,000

Treasury Benchmark:	0.375% due November 15, 2015

Treasury Yield:	0.314%

Spread to Treasury Benchmark:	Plus 0.72%

Reoffer Yield:	1.034%

Interest Rate Per Annum:	1.000%

Interest Payment Dates:	Semi-annually on the 11th day of each December and June, commencing June 11, 2013 and ending on the Maturity Date

Sch. II-1

Day Count Convention:	30/360, Following Unadjusted

Business Days:	New York

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter

Make Whole Call:	At any time at a discount rate of Treasury plus 10 basis points

Put Notice Period:	None

Method of Settlement:	Depository Trust Company

Trustee:	The Bank of New York Mellon

Page 2

Filed Pursuant to Rule 433

Dated December 5, 2012

Registration Statement No. 333-178262

Security:

The notes will have the benefit of a security interest in certain aircraft, subject to Permitted Collateral Liens and exceptions as set forth in the prospectus supplement. As set forth in the prospectus supplement, the initial aircraft collateral pool will consist of 137 aircraft

CUSIP:	36962G6M1

ISIN:	US36962G6M13

Plan of Distribution:

The Notes are being purchased by the underwriters listed below (collectively, the “Underwriters”), as principal, at 99.900% of the aggregate principal amount less an underwriting discount equal to 0.200% of the principal amount of the Notes.1

[1] Excludes a structuring fee of 0.10% of the public offering price in aggregate to be paid to Goldman, Sachs & Co.

Sch. II-2

Institution	Commitment

Lead Managers:

Goldman, Sachs & Co.	$500,000,000

Citigroup Global Markets Inc.	$400,000,000

Passive Bookrunners:

BNP Paribas Securities Corp.	$50,000,000

Credit Agricole Securities (USA) Inc.	$50,000,000

Total	$1,000,000,000

The Issuer has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

CAPITALIZED TERMS USED HEREIN WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS SUPPLEMENT.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the Issuer or the underwriter participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 and Goldman, Sachs & Co. toll-free at 1-866-471-2526.

Sch. II-3

Filed Pursuant to Rule 433

Dated December 5, 2012

Registration Statement No. 333-178262

GENERAL ELECTRIC CAPITAL CORPORATION

2.100% SENIOR SECURED NOTES due 2019

Investing in these notes involves risks. See “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and in the Prospectus and Prospectus Supplement pursuant to which these notes are issued.

Issuer:	General Electric Capital Corporation

Trade Date:	December 5, 2012

Settlement Date (Original Issue Date):	December 12, 2012

Maturity Date:	December 11, 2019

Principal Amount:	US $400,000,000

Price to Public (Issue Price):	99.922%

Structuring Agent Fee	0.10%

Agents Commission:	0.385%

All-in Price:	99.437%

Net Proceeds to Issuer:	US $397,748,000

Treasury Benchmark:	1.000% due November 30, 2019

Treasury Yield:	1.012%

Spread to Treasury Benchmark:	Plus 1.100%

Reoffer Yield:	2.112%

Interest Rate Per Annum:	2.100%

Interest Payment Dates:	Semi-annually on the 11th day of each December and June, commencing June 11, 2013 and ending on the Maturity Date

Day Count Convention:	30/360, Following Unadjusted

Business Days:	New York

Sch. II-4

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter

Make Whole Call:	At any time at a discount rate of Treasury plus 15 basis points

Put Notice Period:	None

Method of Settlement:	Depository Trust Company

Page 2

Filed Pursuant to Rule 433

Dated December 5, 2012

Registration Statement No. 333-178262

Trustee:	The Bank of New York Mellon

Security:

The notes will have the benefit of a security interest in certain aircraft, subject to Permitted Collateral Liens and exceptions as set forth in the prospectus supplement. As set forth in the prospectus supplement, the initial aircraft collateral pool will consist of 137 aircraft

CUSIP:	36962G6P4

ISIN:	US36962G6P44

Plan of Distribution:

The Notes are being purchased by the underwriters listed below (collectively, the “Underwriters”), as principal, at 99.922% of the aggregate principal amount less an underwriting discount equal to 0.385% of the principal amount of the Notes.2

Institution	Commitment

Lead Managers:

[2] Excludes a structuring fee of 0.10% of the public offering price in aggregate to be paid to Goldman, Sachs & Co.

Sch. II-5

Goldman, Sachs & Co.	$200,000,000

Citigroup Global Markets Inc.	$160,000,000

Passive Bookrunners:

BNP Paribas Securities Corp.	$20,000,000

Credit Agricole Securities (USA) Inc.	$20,000,000

Total	$400,000,000

The Issuer has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

CAPITALIZED TERMS USED HEREIN WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS SUPPLEMENT.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the Issuer or the underwriter participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 and Goldman, Sachs & Co. toll-free at 1-866-471-2526.

Sch. II-6

Filed Pursuant to Rule 433

Dated December 5, 2012

Registration Statement No. 333-178262

GENERAL ELECTRIC CAPITAL CORPORATION

FLOATING RATE SENIOR SECURED NOTES due 2015

Investing in these notes involves risks. See “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and in the Prospectus and Prospectus Supplement pursuant to which these notes are issued.

Issuer:	General Electric Capital Corporation

Trade Date:	December 5, 2012

Settlement Date (Original Issue Date):	December 12, 2012

Maturity Date:	December 11, 2015

Principal Amount:	US $300,000,000

Price to Public (Issue Price):	100%

Structuring Agent Fee	0.10%

Agents Commission:	0.20%

All-in Price:	99.700%

Net Proceeds to Issuer:	US $299,100,000

Interest Rate Basis (Benchmark):	LIBOR, as determined by Reuters

Index Currency:	U.S. Dollars

Spread (Plus or Minus):	Plus 0.60%

Index Maturity:	Three Months

Interest Payment Period:	Quarterly

Interest Payment Dates:	Quarterly on the 11th day of December March June and September commencing March 11, 2013 and ending on the Maturity Date

Sch. II-7

Initial Interest Rate:	To be determined two London Business Days prior to the Original Issue Date

Interest Reset Periods and Dates:	Quarterly on each Interest Payment Date

Interest Determination Date:	Quarterly, two London Business Days prior to each Interest Reset Date

Day Count Convention:	Actual/360, Modified Following Adjusted

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter Page 2

Filed Pursuant to Rule 433

Dated December 5, 2012

Registration Statement No. 333-178262

Make Whole Call:	At any time at a discount margin of LIBOR plus 0 basis points

Business Days:	New York

Put Notice Period:	None

Method of Settlement:	Depository Trust Company

Trustee:	The Bank of New York Mellon

Security:

The notes will have the benefit of a security interest in certain aircraft, subject to Permitted Collateral Liens and exceptions as set forth in the prospectus supplement. As set forth in the prospectus supplement, the initial aircraft collateral pool will consist of 137 aircraft

CUSIP:	36962G6N9

ISIN:	US36962G6N95

Plan of Distribution:

Sch. II-8

The Notes are being purchased by the underwriters listed below (collectively, the “Underwriters”), as principal, at 100% of the aggregate principal amount less an underwriting discount equal to 0.200% of the principal amount of the Notes.3

Institution	Commitment

Lead Managers:

Goldman, Sachs & Co.	$150,000,000

Citigroup Global Markets Inc.	$120,000,000

Passive Bookrunners:

BNP Paribas Securities Corp.	$15,000,000

Credit Agricole Securities (USA) Inc.	$15,000,000

Total	$300,000,000

The Issuer has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

CAPITALIZED TERMS USED HEREIN WHICH ARE DEFINED IN THE PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS SUPPLEMENT.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the Issuer or the underwriter participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 and Goldman, Sachs & Co. toll-free at 1-866-471-2526.

[3] Excludes a structuring fee of 0.10% of the public offering price in aggregate to be paid to Goldman, Sachs & Co.

Sch. II-9

EXHIBIT B

FORM OF OPINION OF COMPANY’S CORPORATE COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

          Such opinion shall state that, based upon the review and discussion of the contents of the Registration Statement and the Prospectus and any amendments and supplements thereto (including the documents of the Company incorporated therein by reference) and of the Pricing Disclosure Material by such counsel or members of such counsel’s staff which report to such counsel with certain officials of the Company, but without independent check or verification except as stated in such opinion, nothing has come to such counsel’s attention that would lead such counsel to believe (1) that each document incorporated by reference in the Prospectus which was filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except as to financial statements and schedules and other financial and statistical data contained, referred to or incorporated by reference therein or omitted therefrom, as to which, in each case, such counsel need not express any belief) did not comply, when so filed, as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) that the Registration Statement at the Effective Time and the Prospectus and any supplements or amendments thereto as of their respective effective or issue dates (except for (a) financial statements and schedules and other financial and statistical data contained, referred to or incorporated by reference therein or omitted therefrom, (b) the statements contained in the Prospectus under the caption “Description of Debt Securities” and, if applicable, “Description of Warrants” or “Description of Common Stock” and in the prospectus supplement under any similar heading relating to the Designated Securities and (c) supplements relating only to securities other than the Designated Securities, as to which, in each case, such counsel need not express any belief) did not comply as to form in all material respects with the 1933 Act and the rules and regulations of the Commission thereunder, and (3) that (except for (a) financial statements and schedules and other financial and statistical data contained, referred to or incorporated therein or omitted therefrom, (b) the statements contained in the Prospectus under the caption “Description of Debt Securities” and, if applicable, “Description of Warrants” or “Description of Common Stock” and in the Pricing Supplement under any similar heading relating to the Designated Securities and (c) supplements relating only to securities other than the Designated Securities, as to which, in each case, such counsel need not express any belief) (i) the Registration Statement at the Effective Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Pricing Disclosure Material, as of the Pricing Effective Time for the Designated Securities, or the Prospectus contained, as of the date of the Pricing Supplement relating to the Designated Securities, and the Prospectus relating to the Designated Securities (as amended or supplemented, other than as to supplements relating only to securities other than the Designated Securities), contained or contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel (1) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and public officials and (2) may state that such counsel expresses no opinion as to laws, rules, regulations, consents,

Exh. B-1

approvals, authorizations or other orders other than those of the State of New York and the federal law of the United States of America, provided that no opinion need be expressed on or in respect to the New York securities laws or “Blue Sky” laws.

Exh. B-2

EXHIBIT C

FORM OF OPINION OF COUNSEL TO THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(c)

          (i) The Company and each grantor under any applicable security agreement is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

          (ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (iii) If the Designated Securities are Debt Securities, the Indenture has been duly authorized, executed and delivered by the Company, the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended;

          (iv) If the Designated Securities are Debt Securities, the Debt Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters (or, in the case of Contract Debt Securities, by purchasers pursuant to Delayed Delivery Contracts), the Debt Securities, will be valid and binding obligations of the Company, enforceable in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally) and will be entitled to the benefits of the Indenture;

          (v) If the Designated Securities are Warrants, the Warrant Agreement has been duly authorized, executed and delivered by the Company, and the Warrant Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally);

          (vi) If the Designated Securities are Debt Securities secured by collateral, each security agreement, pledge agreement, mortgage and other security document pursuant to which liens on such collateral are created or governed has been duly authorized, executed and delivered by the Company and each grantor party thereto;

          (vii) If Delayed Delivery Contracts are entered into, the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company, the Delayed Delivery Contracts are valid and binding agreements of the Company, enforceable in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally);

          (viii) The statements in the Prospectus under the heading “Description of Debt Securities” and under any similar heading in the Pricing Supplement relating to the Designated

Exh. C-1

Securities, insofar as such statements purport to summarize certain provisions of the Designated Securities and the Indenture, fairly present the matters referred to therein in all material respects;

          (ix) The statements in the Prospectus under the caption “Material United States Federal Income and Estate Tax Considerations for Non-United States Holders,” insofar as they constitute summaries of matters of U.S. federal income and estate tax law and regulation or legal conclusions with respect thereto, fairly present the matters described therein in all material respects; and

          (x) The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) in any material respect, any of the terms, conditions or provisions of any document, agreement or other instrument filed as a part of the Registration Statement or as an exhibit to any document incorporated or deemed to be incorporated by reference therein, or (iii) in any material respect, any provision of New York or federal law that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement (other than federal and state securities or blue sky laws, as to which such counsel express no opinion in this paragraph).

          In rendering such opinion, such counsel (1) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and public officials and (2) may state that such counsel expresses no opinion as to laws, rules, regulations, consents, approvals, authorizations or other orders other than those of the State of New York and the federal law of the United States of America, provided that no opinion need be expressed on or in respect to the New York securities laws or “Blue Sky” laws.

Exh. C-2